Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Clarendon House
2 Church Street
Hamilton HM11, Bermuda

April 3, 2015

Dear Shareholder:

        You are cordially invited to attend the Annual General Meeting of Shareholders of Essent Group Ltd. to be held at 8:00 a.m. Atlantic Daylight Time on Wednesday, May 6, 2015, at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda.

        We describe in detail the actions we that expect to take at our Annual General Meeting of Shareholders in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report to Shareholders for our year ended December 31, 2014. We encourage you to read our Annual Report to Shareholders. It includes information about our business as well as our consolidated audited financial statements.

        Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual General Meeting of Shareholders. Whether or not you plan to attend our Annual General Meeting of Shareholders, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See "How Do I Vote?" in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual General Meeting of Shareholders or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

        We look forward to seeing you at the Annual General Meeting of Shareholders.

Sincerely,

Mark A. Casale
 Chairman of the Board of Directors,
Chief Executive Officer and President

Clarendon House
2 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 6, 2015

TIME AND DATE	8:00 a.m. Atlantic Daylight Time on Wednesday, May 6, 2015.
PLACE	Fairmont Southampton Hotel located at 101 South Shore Road, Southampton SN02, Bermuda
ITEMS OF BUSINESS	(1) Election of three Class I directors to serve through the 2018 Annual General Meeting of Shareholders;
(2)

Re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 and until our 2016 Annual General Meeting of Shareholders, and referral of the determination of the auditors' compensation to the board of directors; and

(3) Any other business that may properly come before the meeting.
RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 20, 2015.
PROXY VOTING

It is important that your shares be represented and voted at the Annual General Meeting of Shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual General Meeting of Shareholders by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2015: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2014 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about April 3, 2015. Our 2014 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2014, is not part of the proxy soliciting material.

By order of the Board of Directors,

Dawna Ferguson
 Secretary

ESSENT GROUP LTD.
CLARENDON HOUSE
2 CHURCH STREET
HAMILTON HM11
BERMUDA
(441) 297-9901

PROXY STATEMENT
DATED APRIL 3, 2015

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 6, 2015

        We are providing these proxy materials to you in connection with our 2015 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda, on Wednesday, May 6, 2015 at 8:00 a.m. Atlantic Daylight Time. This proxy statement and our 2014 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, are being made available to our shareholders beginning on or about April 3, 2015. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

FREQUENTLY ASKED QUESTIONS

Where and when will the meeting take place?

        The Annual Meeting will be held at 8:00 a.m. Atlantic Daylight Time on Wednesday, May 6, 2015 at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda.

What is the purpose of the Annual Meeting and these materials?

        We are providing these proxy materials in connection with the solicitation by our board of directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the meeting.

        At the Annual Meeting, you will be asked to vote on the following matters:

  •
  the election of three Class I directors to serve through the 2018 Annual General Meeting of Shareholders;

  •
  the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 and until our 2016 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors; and

  •
  any other business that may properly come before the meeting and any adjournments or postponements thereof.

What is the board of directors' recommendations?

        Our board of directors recommends a vote:

  •
  FOR the election of each of Aditya Dutt, Roy J. Kasmar and Andrew Turnbull to serve as Class I directors through the 2018 Annual General Meeting of Shareholders; and

  •
  FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 and until our 2016 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors.

Who is entitled to vote at the Annual Meeting?

        Our board of directors has set March 20, 2015 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 20, 2015 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 92,661,118 common shares outstanding and entitled to vote.

How many votes do I have?

        You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in "street name," and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

        If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.

        If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.

        We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.

What options are available to me to vote my shares?

        Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

        You may vote via the Internet.    You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

  You may vote via the telephone.

  •
  If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

  •
  Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

        You may vote by mail.    You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

        You may vote in person at the Annual Meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a "legal proxy" from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

How many votes must be present to hold the Annual Meeting?

        The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual

Meeting. This is called a "quorum." Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and "broker non-votes" (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

        Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.

        With respect to the election of directors, you may vote "For" all nominees, "Withhold" your vote as to any or all of the nominees, or vote "For" some but not all of the nominees and "Withhold" your vote for the remaining nominee(s). A properly executed proxy marked "Withhold" with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than three nominees. Shareholders may not cumulate votes in the election of directors.

        With respect to the selection of our auditor, you may vote "For", "Against" or "Abstain". If you "Abstain" from voting on the selection of our auditor, the abstention will have the same effect as an "Against" vote.

What does it mean if I receive more than one set of proxy materials?

        Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

  •
  submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  •
  timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

  •
  attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).

        For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

How can I attend the Annual Meeting?

        The Annual Meeting is open to all shareholders holding common shares as of the record date.

        If you are a shareholder of record, you will have to present valid picture identification. If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or to change your vote) at the Annual Meeting. You will also be required to present valid picture identification.

        Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual Meeting.

        Admission to the Annual Meeting will begin at 7:30 a.m. Atlantic Daylight Time on Wednesday, May 6, 2015. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:00 a.m., we recommend that you arrive early. The Annual Meeting will be held at the Fairmont Southampton Hotel located at 101 South Shore Road, Southampton SN02, Bermuda. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

        We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.

What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?

        A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.

        You can appoint the proxies recommended by our board of directors (i.e., Mark A. Casale and Lawrence E. McAlee; see "What does solicitation of proxies mean?" below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

        If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.

        If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our board of directors.

What does solicitation of proxies mean?

        In a solicitation of proxies, one party (in this case, our board of directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman of the Board of Directors, Chief Executive Officer and President, and Lawrence E. McAlee, our Senior Vice President and Chief Financial Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

        We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

        Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

What else will happen at the Annual Meeting?

        At the Annual Meeting, the only item currently on the agenda other than the election of directors and the re-appointment of our independent registered public accounting firm is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2014.

How can I access Essent Group Ltd.'s proxy materials and annual report electronically?

        This proxy statement and our 2014 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2014, are available on our website at www.essentgroup.com.

How do I find out the voting results?

        Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

JOBS Act Explanatory Note

        Until December 31, 2014, we were an "emerging growth company" under applicable U.S. federal securities laws and therefore were permitted to take advantage of certain reduced public company reporting requirements. Beginning in 2015, we are required to provide a Compensation Discussion and Analysis and full executive compensation disclosures applicable to companies that are not "emerging growth companies." However, as a company that was an "emerging growth company" for less than two years following the first registered sale of our equity securities, our first votes seeking approval, on a non-binding advisory basis, of the compensation of our named executive officers and the frequency with which such votes must be conducted, are not required to be held until our 2016 Annual General Meeting of Shareholders.

BOARD OF DIRECTORS

General

        Our board of directors is composed of nine directors. Our bye-laws provide that our directors be divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire board. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the board of directors may be filled by the shareholders or by the board of directors. A vacancy caused by the loss of the Pine Brook designee, as described in more detail below, will be filled at the direction of Pine Brook. Our system of electing and removing directors may delay or prevent a change of our management or a change in control of our Company.

        In addition to the information presented below regarding each director's specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Class I Directors for a Three Year Term Continuing Until the 2018 Annual General Meeting of Shareholders

        The following table identifies the members of our board of directors nominated for re-election at the Annual Meeting as Class I directors to serve through the 2018 Annual General Meeting of Shareholders or until his successor is duly elected and qualified:

Name	Age	Position
Aditya Dutt	39	Director
Roy J. Kasmar	59	Director
Andrew Turnbull	46	Director

        The nominees for re-election as Class I directors were recommended for nomination to our board by the nominating and corporate governance committee. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of Aditya Dutt, Roy J. Kasmar and Andrew Turnbull to serve as Class I directors through the 2018 Annual General Meeting of Shareholders. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

        The following biographical information is furnished as to each nominee for election as a director at the Annual Meeting:

        Aditya Dutt has served as a member of our board of directors since 2010. Mr. Dutt currently serves as the senior vice president of RenaissanceRe Holdings Ltd., a reinsurance company, president of Renaissance Underwriting Managers, Ltd. and a member of RenaissanceRe's executive committee. Mr. Dutt's responsibilities include managing all of RenaissanceRe's catastrophic reinsurance joint ventures, strategic investments and insurance-linked securities investments. Prior to joining RenaissanceRe in 2008, Mr. Dutt served as executive director in Morgan Stanley's investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College. We believe that Mr. Dutt is qualified to serve on our board of directors because of his experience in the insurance and reinsurance industry.

        Roy J. Kasmar has served as a member of our board of directors since the consummation of our initial public offering in November 2013. Mr. Kasmar has been a member of the board of directors of our mortgage insurance subsidiary, Essent Guaranty, Inc., since 2012. Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University. We believe that Mr. Kasmar is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.

        Andrew Turnbull has served as a member of our board of directors since 2013. Mr. Turnbull has almost 20 years of insurance and reinsurance experience, including the underwriting, pricing and risk management of alternative risk transfer products and derivatives. Mr. Turnbull currently serves as group strategy and business development officer of PartnerRe Ltd., a reinsurance company, a position he has held since 2011. From 2008 to 2011, Mr. Turnbull held various roles with Torus Insurance Holdings Limited, including serving as its chief operating officer and principal representative for the group's flagship carrier, and as group chief actuary. Prior to joining Torus, Mr. Turnbull managed the non-traditional insurance and reinsurance business of XL Capital Ltd., and served as executive vice president of XL Insurance (Bermuda) Ltd and XL Re Ltd. He holds a joint BSc (Hons) degree in mathematics and statistics from the University of Edinburgh and is a Fellow of the Casualty Actuarial Society, the Society of Actuaries, the Institute and Faculty of Actuaries and is a member of the American Academy of Actuaries. We believe that Mr. Turnbull is qualified to serve on our board of directors because of his experience in the insurance and reinsurance industry.

Directors Whose Terms Do Not Expire at the Annual Meeting

        The following table sets forth information with respect to the remaining members of our board of directors:

Name	Age	Position	Annual Meeting at Which Term Expires
Robert Glanville	48	Director	2016
Allan Levine	46	Director	2016
Vipul Tandon	41	Director	2016
Mark A. Casale	50	Chairman of the Board of Directors, Chief Executive Officer and President	2017
Douglas J. Pauls	56	Director	2017
William Spiegel	52	Director	2017

        The following biographical information is furnished as to each of the remaining members of our board of directors:

        Robert Glanville has served as a member of our board of directors since 2008. Mr. Glanville is a founding partner and has served as a managing director on the financial services investment team of Pine Brook Road Partners, LLC, an investment firm, since 2006. He is also a member of Pine Brook's investment committee. Mr. Glanville currently represents Pine Brook as a director of Syndicate Holding Corp. and United PanAm Financial Corp. From 2003 to 2006, Mr. Glanville was senior vice president, financial and treasury services for Arch Capital Group, Ltd., an insurance and reinsurance company. From 1999 to 2003, Mr. Glanville was employed by Warburg Pincus, a private equity firm. Before joining Warburg Pincus, Mr. Glanville founded FA Services, an emerging markets financial services and investment boutique based in Moscow. From 1988 to 1992, Mr. Glanville worked in New York and Tokyo for Morgan Stanley, an investment banking firm, specializing in corporate finance and M&A. Mr. Glanville holds an AB in American history from Princeton University. We believe that Mr. Glanville is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his management experience with financial services and insurance and reinsurance companies.

        Allan Levine has served as a member of our board of directors since 2008. Mr. Levine currently is the chairman and chief executive officer of Global Atlantic Financial Group, a global financial services company, formerly the Goldman Sachs Reinsurance Group. Prior to the spin-off of Global Atlantic from Goldman Sachs in 2013, Mr. Levine was a partner and managing director of Goldman, Sachs & Co. and global head of the Goldman Sachs Reinsurance Group, and prior to assuming that role, was co-head of the firm's strategy group. Prior to joining Goldman Sachs in 1997, Mr. Levine worked for Ernst & Young. Mr. Levine holds a BS from Miami University and an MBA from Columbia Business School. We believe that Mr. Levine is qualified to serve on our board of directors because of his extensive experience in the financial services and insurance and reinsurance industries as well as his financial expertise.

        Vipul Tandon has served as a member of our board of directors since 2010. Mr. Tandon is a managing director in the private equity group of Soros Fund Management, which he joined in 2006. Previously, Mr. Tandon served as a vice president in the special situations group of American Capital Strategies, a vice president of Foamex International, an associate at both Frontline Capital Group and Trace International, and an analyst at DLJ Merchant Banking Partners. Mr. Tandon holds both a BS in economics and a BA in international relations from The University of Pennsylvania and an MBA from INSEAD. We believe that Mr. Tandon is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise.

        Mark A. Casale is our founder and has served as our Chief Executive Officer and as a member of our board of directors since 2008, including as its Chairman since 2013. Mr. Casale has more than 25 years of financial services management experience, with senior roles in the areas of mortgage banking, mortgage insurance, bond insurance and capital markets. From 2001 to 2007, Mr. Casale held various senior management positions with Radian Group Inc., including most recently serving as the president of its mortgage insurance subsidiary, Radian Guaranty Inc. Prior to that, Mr. Casale oversaw capital markets and strategic investments for Radian and managed its joint venture businesses. Mr. Casale also held various management positions with Advanta Corp., a financial services company, including serving as its senior vice president of corporate finance services. Mr. Casale holds a BS in accounting from St. Joseph's University and an MBA in finance from New York University. We believe that Mr. Casale is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.

        Douglas J. Pauls has served as a member of our board of directors since December 2013. Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce Bancorp, including serving as its chief financial officer from 2002 until the acquisition by TD Bank and its chief accounting officer from

1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. He is currently a director of BankUnited, Inc. Mr. Pauls holds a BA in economics from Dickinson College and serves on Dickinson's Board of Trustees. We believe that Mr. Pauls is qualified to serve on our board of directors because of his more than 30 years of experience as a corporate executive and his experience as a chief financial officer of publicly traded companies.

        William Spiegel has served as a member of our board of directors since 2008. Mr. Spiegel is a founding partner and a managing director of Pine Brook Road Partners, LLC, an investment firm, where he is responsible for managing its financial services investing activities. He is also a member of Pine Brook's investment committee. Mr. Spiegel currently represents Pine Brook as a director of Aurigen Capital Limited, Third Point Reinsurance Ltd., Global Atlantic Financial Group, Green Bancorp, Inc. and Syndicate Holding Corp. Mr. Spiegel has over 20 years of private equity investment experience. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including four publicly traded corporations. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago. We believe that Mr. Spiegel is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his experience as a director of public and private companies.

Voting Arrangements

        Upon the consummation of our initial public offering in November 2013, we entered into a shareholders agreement with Essent Intermediate, L.P. and Pine Brook Essent Co-Invest, L.P. (which we refer to collectively as "Pine Brook"), pursuant to which, for so long as Pine Brook holds at least 35% of the common shares held by it at the consummation of our initial public offering, Pine Brook will have the right to nominate one Class III director (the "Pine Brook designee") to the board of directors at each annual general meeting of shareholders at which the term of the Pine Brook designee expires. In addition, we are required under the shareholders agreement to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of the Pine Brook designee in accordance with the agreement and applicable law. In the event that the Pine Brook designee ceases to serve on our board of directors, the resulting vacancy may be filled by an individual designated by Pine Brook. See "Certain Relationships and Related Party Transactions—Pine Brook Shareholders Agreement" elsewhere in this proxy statement.

        Pine Brook has designated William Spiegel as the Pine Brook designee under the shareholders agreement, and accordingly Mr. Spiegel was nominated for election (and subsequently elected) at the 2014 Annual General Meeting of Shareholders to the board of director as a Class III director to serve until the 2017 Annual General Meeting of Shareholders.

CORPORATE GOVERNANCE

Our Commitment to Corporate Governance

        Our board of directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE), the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. The key components of this framework are set forth in:

  •
  our bye-laws;

  •
  our Corporate Governance Guidelines;

  •
  our Code of Business Conduct and Ethics;

  •
  our Related Party Transaction Policy;

  •
  our Audit Committee Charter;

  •
  our Compensation Committee Charter;

  •
  our Nominating and Corporate Governance Committee Charter; and

  •
  our Risk Committee Charter.

        A copy of each of these documents is published on our website at www.essentgroup.com, except our bye-laws, which are filed with the SEC and can be found on the SEC's website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our board of directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our board believes to be warranted.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.

        Our audit committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our audit committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on the our internal website. Additional procedures by which internal communications may be made are provided to each employee.

        Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Board Leadership Structure

        Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of our board of directors, as our board of directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our board of directors.

        Both the chairman and chief executive officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our board of directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:

  •
  organizing and presiding over all meetings of our board of directors at which the chairman is not present, including all executive sessions of our non-management and independent directors;

  •
  serving as the liaison between the chairman and the non-management directors;

  •
  overseeing the information sent to our board of directors by management;

  •
  approving meeting agendas and schedules for our board of directors;

  •
  facilitating communication between our board of directors and management; and

  •
  performing such other duties as requested by our board of directors.

        Our board of directors has determined that having Mr. Casale serve as both our chief executive officer and the chairman of our board of directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.

        A number of factors support the leadership structure chosen by our board, including, among others:

  •
  Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our board of directors;

  •
  our board of directors believes having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

  •
  the combined role is both counterbalanced and enhanced by the effective oversight and independence of our board of directors and the independent leadership provided by our lead independent director and independent committee chairs; and

  •
  our board of directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-management directors, along with the board's strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence

        Our board of directors has considered whether our directors qualify as "independent" directors in accordance with NYSE listing requirements and has determined that only Mr. Casale is not considered to be independent, as he is an employee of the Company. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Meetings and Committees of our Board of Directors

        Our board of directors met five times during 2014. Each incumbent director attended at least 75% of the aggregate meetings of our board of directors during 2014 that were held following his election and of the meetings held by all board committees on which he served. Although we do not have a policy regarding the attendance of our board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders. All of our directors at the time of our 2014 Annual General Meeting of Shareholders were present at that meeting other than Mr. Levine.

        Our non-management and independent directors also hold regular meetings without our management being present. Our non-management and independent directors held four such meetings in 2014.

        Our board of directors maintains standing audit, compensation, nominating and corporate governance, and risk committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.

Audit Committee

        The audit committee has the responsibility for, among other things, assisting the board of directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors' qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

        Our audit committee consists of Messrs. Pauls, Dutt, Glanville, Tandon and Turnbull. Mr. Pauls serves as the chairman of the audit committee. Our board of directors has determined that all of the members of the audit committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that each of Messrs. Pauls and Glanville is an "audit committee financial expert" as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

        The audit committee met four times during 2014.

Compensation Committee

        The compensation committee has the responsibility for, among other things, determining the compensation of our executive officers and directors, reviewing our executive compensation policies and plans, administering and implementing our equity compensation plans, and preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

        Our compensation committee consists of Messrs. Kasmar, Levine and Spiegel. Mr. Kasmar serves as the chairman of our compensation committee. Our board of directors has determined that all of the members of the compensation committee are independent under applicable rules and regulations of the SEC and the NYSE. Each of the members of our compensation committee is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code.

        The compensation committee met four times during 2014.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee has the responsibility for, among other things, reviewing board structure, composition and practices, and making recommendations on these matters to our board of directors, reviewing, soliciting and making recommendations to our board of directors and shareholders with respect to candidates for election to the board of directors, overseeing our board of directors' performance and self-evaluation process, and developing and reviewing a set of corporate governance principles for the Company.

        Our nominating and corporate governance committee consists of Messrs. Spiegel, Levine and Kasmar. Mr. Spiegel serves as the chairperson of our nominating and corporate governance committee. Our board of directors has determined that all of the members of the nominating and corporate governance committee are independent under applicable rules and regulations of the SEC and the NYSE.

        The nominating and corporate governance committee met four times during 2014.

Risk Committee

        The risk committee has the responsibility for, among other things, assisting with the oversight of key risks that we face and the review of our investing activities.

        Our risk committee consists of Messrs. Glanville, Dutt, Pauls, Tandon and Turnbull. Mr. Glanville serves as the chairman of our risk committee.

        The risk committee met four times during 2014.

Board of Directors' Role in Risk Oversight

        Our board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the board that report on their deliberations to the board. The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our board of directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies and credit and liquidity matters and our enterprise risk management program.
Nominating and Corporate Governance Committee	Risks and exposures associated with leadership and succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Risk Committee	Risks associated with insurance and investment portfolios and investment guidelines, including credit, underwriting, pricing risk, market risk and liquidity risk.

Director Nominations

        The nominating and corporate governance committee is responsible for recommending to our board of directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the board. The committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and company circumstances. In making its recommendations to our board of directors, the nominating and corporate governance committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms.

        In evaluating a candidate, our corporate governance and nominating committee and our board of directors takes into account a variety of factors as it deems to be appropriate, including the following:

  •
  high personal and professional ethics, values and integrity;

  •
  sound business judgment and financially literacy;

  •
  diversity of point of view, including the candidate's education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the board as a whole;

  •
  ability and willingness to serve on any committees of our board of directors;

  •
  ability and willingness to commit adequate time to the proper functioning of our board of directors and its committees; and

  •
  any criteria regarding independence and other matters required by the NYSE or other applicable law or regulations.

        Based on the information available to the corporate governance and nominating committee about a potential nominee, the committee will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board of directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board of directors, which makes the final determination whether to nominate the candidate as a director.

        Our board of directors evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

        Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the board of directors and its committees. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings, participation in and contributions to the activities of our board of directors, and the results of the most recent board self-evaluation.

        Shareholders desiring to recommend nominees should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee's background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.

Communications with our Board of Directors and Non-Management Directors

        Any shareholder or other interested party that desires to communicate directly with our board of directors, any committee of the board of directors or our non-management directors as a group may do so by addressing the communication in care of our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary's office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the board, including business solicitations or advertisements.

Director Compensation

        The compensation committee reviews and establishes the compensation of our non-employee directors. Our director compensation program is designed to compensate our non-employee directors for their service to the Company and the level of responsibility they have assumed in today's corporate governance environment.

        The board of directors, in conjunction with the compensation committee, retains the services of the committee's independent compensation consultant to review periodically the non-employee director compensation program in comparison with market data. Based on data and analyses presented by Hay Group in connection with our initial public offering in November 2013, our board of directors determined that the total annual compensation of the non-employee directors was at that time positioned at the median of the peer group (for additional information regarding our peer group, see below under "Executive Officers and Executive Compensation—Compensation Discussion and Analysis—Peer Group Composition" on page 20).

        The compensation arrangements for the non-employee directors of the board for 2014 are described below. Mr. Casale, the chairman of the board of directors, chief executive officer and president, did not receive additional compensation for serving as member of our board of directors.

        For 2014, our non-employee directors were entitled to receive the following compensation in consideration of their board service:

Annual Cash Retainer	$70,000
Additional Annual Cash Retainer for Board Committee Chairperson
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$5,000
Additional Annual Cash Retainer for Board Committee Member
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Additional Annual Cash Retainer for Lead Independent Director	$15,000

        In addition, each non-employee director is entitled to receive an annual equity award valued at $110,000 in the form of restricted common share units granted under the Essent Group Ltd. 2013 Long Term Incentive Plan, or 2013 Plan, that vest on the first anniversary of the grant date (which is the date of our annual general meeting of shareholders). If a non-employee director joins our board of directors after the grant date for the annual equity award, such director will receive a prorated award based on the date he or she joined our board.

        The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Aditya Dutt	80,000	171,456	—	—	—	—	251,456
Robert Glanville	80,000	171,456	—	—	—	—	251,456
Roy J. Kasmar	92,500	171,456	—	—	—	—	263,956
Alan Levine	82,500	171,456	—	—	—	—	253,956
Douglas J. Pauls	95,000	161,215	—	—	—	—	256,215
William Spiegel	102,500	171,456	—	—	—	—	273,956
Vipul Tandon	80,000	171,456	—	—	—	—	251,456
Andrew Turnbull	80,000	171,456	—	—	—	—	251,456

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted common share units granted in 2014 computed in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For additional information, including a discussion of the assumptions used to calculate these values, see note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. On May 6, 2014, each of Messrs. Dutt, Glanville, Kasmar, Levine, Spiegel, Tandon and Turnbull received 3,235 restricted common share units, while Mr. Pauls received 2,696 restricted common share units, in respect of their board service between our initial public offering in November 2013 and May 6, 2014 (which such shares became vested on November 1, 2014, the first anniversary of our initial public offering). On May 6, 2014, each of our non-employee directors received an additional 5,789 restricted common share units in respect of their board service through our 2015 Annual General Meeting of Shareholders, which such restricted common share units were the only outstanding equity-based awards held by our non-employee directors on December 31, 2014.

  Succession Planning

          Our board of directors, primarily through the nominating and corporate governance committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our chairman of the board of directors, chief executive officer and president. Our Corporate Governance Guidelines provide that our chairman, chief executive officer and president should at all times make available to our board, on a confidential basis, his recommendations and evaluations of potential successors.

  Indemnification

          Our bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.

          We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person's services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.

          We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

          We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

  Compensation Committee Interlocks and Insider Participation

          Roy J. Kasmar, Allan Levine and William Spiegel served as the members of our compensation committee in 2014. None of the members of our compensation committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

        The following table identifies each of our executive officers:

Name	Age	Position
Mark A. Casale	50	Chairman of the Board of Directors, Chief Executive Officer and President
Lawrence E. McAlee	51	Senior Vice President and Chief Financial Officer
Vijay Bhasin	50	Senior Vice President and Chief Risk Officer
Mary Lourdes Gibbons	53	Senior Vice President, Chief Legal Officer and Assistant Secretary
David B. Weinstock	50	Vice President and Chief Accounting Officer

        The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section entitled "Board of Directors" above.

        Lawrence E. McAlee has served as our Senior Vice President and Chief Financial Officer since 2009. Mr. McAlee has over 20 years of experience in the areas of finance, accounting, controls and risk management. Between 2002 and 2009, Mr. McAlee held a series of senior management positions at Sovereign Bancorp, Inc., including serving as its chief accounting officer, general auditor and chief enterprise risk management officer. Prior to joining Sovereign, Mr. McAlee was a partner with Arthur Andersen LLP. Mr. McAlee holds a BS in accounting from St. Joseph's University and is a certified public accountant.

        Vijay Bhasin has served as our Senior Vice President and Chief Risk Officer since 2009. Mr. Bhasin has significant mortgage finance industry expertise, including holding multiple senior management positions specializing in mortgage risk, modeling and analytics. From 2006 to 2008, Mr. Bhasin served as a managing director of Countrywide Financial Corporation/Bank of America, a mortgage lender, with responsibility for capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Mr. Bhasin held several management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including vice president for credit and prepayment modeling, and held research positions with Fannie Mae and the Board of Governors of the Federal Reserve System. Mr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.

        Mary Lourdes Gibbons has served as our Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008. Ms. Gibbons has more than 20 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons' mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph's University and a JD from The Delaware Law School.

        David B. Weinstock has served as our Vice President and Chief Accounting Officer since 2009. Mr. Weinstock has over 20 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

        Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers, whose compensation is set forth in the Summary Compensation Table elsewhere in this proxy statement.

        For the year ended December 31, 2014, our named executive officers were:

  •
  Mark A. Casale, Chairman of the Board of Directors, Chief Executive Officer and President

  •
  Lawrence E. McAlee, Senior Vice President and Chief Financial Officer

  •
  Adolfo F. Marzol, Executive Vice President

  •
  Vijay Bhasin, Senior Vice President and Chief Risk Officer

  •
  Mary Lourdes Gibbons, Senior Vice President, Chief Legal Officer and Assistant Secretary

On March 31, 2015, Mr. Marzol retired after serving as our Executive Vice President since 2009. We thank Mr. Marzol for his years of dedication and leadership and wish him well.

Executive Summary

        The following summarizes our Company's pay-for-performance and key compensation-related actions that we took in 2014 and demonstrates the alignment of our compensation program with Company performance.

Overview of Our Performance in 2014

        During 2014 (the first full year after our initial public offering in November 2013), we had a very successful year, both with respect to the financial performance of our business as well as related to the expansion of our footprint in the marketplace, which we expect will be a significant factor to our long-term success. With respect to our financial and business performance:

  •
  new insurance written in 2014 was $24.8 billion (including $1.8 billion in bulk new insurance written), compared to $21.8 billion in new insurance written in 2013—exceeding our target level for 2014 by $6.8 billion, or 38%;

  •
  1,030 "active" clients generated a commitment from us during 2014—exceeding our target level for 2014 by 30 clients; and

  •
  net income increased by 50% year-over-year, to $88.5 million for the year ended December 31, 2014, as compared to $65.4 million for 2013—exceeding our target level for 2014 by $18.5 million, or 26%.

In addition, during 2014, we successfully increased business at our Bermuda reinsurance subsidiary, Essent Reinsurance Ltd. ("Essent Re"). Essent Re was selected by Freddie Mac in 2014 to participate in two transactions in which we insured in the aggregate approximately $44 million of risk that Freddie Mac had retained. Essent Re also began reinsuring 25% of our US-based mortgage insurance business effective July 1, 2014.

Executive Compensation Highlights

        Based in large part on the Company's strong performance in 2014 and consistent with our emphasis on performance-based compensation (see "—Compensation Philosophy" below), the compensation of our named executive officers for 2014 was above target. The compensation committee of our board of directors, which we refer to as the "compensation committee" or the "committee" in this Compensation Discussion and Analysis, awarded each of our named executive officers the maximum incentive compensation under our annual bonus plan for 2014. In addition, in consideration of our success and the achievement of significant strategic and personal objectives in 2014, the committee awarded additional discretionary bonuses to each of Messrs. Casale, McAlee and Bhasin and Ms. Gibbons. In total, our named executive officers were awarded the following incentive compensation for 2014 as a percentage of his or her respective annual incentive compensation target: Mr. Casale—160%; Mr. McAlee—150%; Mr. Marzol—125%; Mr. Bhasin—150%; and Ms. Gibbons—150%. Consistent with the terms of our annual incentive compensation plan, 75% of the bonuses earned by each of our named executive officers were paid in cash and 25% were paid in the form of restricted common shares which vest in three equal annual installments.

        No material changes in our executive compensation programs and practices were made during or with respect to our 2014 fiscal year. During 2013 in preparation for the Company's initial public offering, the compensation committee spent significant time with the Company's management and external advisors developing executive compensation programs that were intended to address the compensation of our named executive officers for 2014.

        The compensation committee, with the assistance of its independent compensation consultant, engages in an ongoing review of our executive compensation program to determine that it supports the competitive compensation philosophy established by the committee and ultimately serves the interests of our shareholders.

  •
  Process used for compensation determinations.  The committee reviewed external market data presented by its independent compensation consultant to aid it in setting market-based compensation levels. The committee also considered individual and Company performance, skill sets, experience, leadership, growth potential and other business needs as well as current best practices and developments when making compensation decisions.

  •
  Total target cash compensation.  Total target cash compensation (generally consisting of an executive's base salary plus the portion of his or her target annual cash incentive) for 2014 was positioned around the 25th percentile of our peer group (see "—Compensation Processes and Decisions During 2014" on page 26 for additional information).

  •
  Annual equity compensation.  In light of the compensation planning performed in connection with our initial public offering, during 2014, no annual long-term equity incentive grant was made to our Chief Executive Officer, Mr. Casale, while relatively modest annual long-term equity incentive grants were made to our other named executive officers.

Executive Compensation Best Practices

        We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of "best practices" with respect to executive compensation, including:

What We Do		What We Don't Do
✓	Heavy emphasis on variable ("at-risk") compensation, including targeting the median of the market when setting annual incentive pay as a percentage of base pay	x	No significant perquisites
✓	Share ownership guidelines	x	No supplemental executive retirement plans
✓	Double-trigger equity vesting in respect of time-based restricted common shares upon a change in control	x	No re-pricing of stock options
✓	Anti-hedging policy	x	No tax gross-ups on excise taxes
✓	Retain an independent compensation consultant	x	No dividends paid in respect of unearned performance-based restricted common shares

Compensation Philosophy

        Our compensation philosophy centers upon:

  •
  attracting and retaining industry-leading talent to maximize shareholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry;

  •
  emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals, as reflected in our annual incentive program as well as through the use of restricted common shares subject to performance-based vesting in our long-term incentive program;

  •
  rewarding individual performance and contribution to our success; and

  •
  aligning the interests of our executives with those of our shareholders and the long-term interests of the Company through equity ownership requirements and grants of equity-based awards.

Executive Compensation Participants

Compensation Committee—Role and Permitted Members

        The compensation committee oversees the compensation and benefit programs of our executive officers. The committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of executive talent and leadership required to achieve our business objectives. The responsibilities of the compensation committee include:

  •
  approving the goals and objectives relating to our chief executive officer's compensation, evaluating the performance of our chief executive officer in light of such goals and objectives, and setting the compensation of our chief executive officer based on this evaluation;

  •
  approving the salaries and annual incentive awards of our other executive officers who report directly to our chief executive officer, including each of our senior vice presidents as well as our vice president and chief accounting officer, taking into account the recommendation of our chief executive officer and such other information as the compensation committee believes appropriate;

  •
  administering our equity incentive plans, including authorizing restricted common shares, restricted common share units, performance units, options and other equity-based awards under these plans;

  •
  retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant's fees and other terms of engagement); and

  •
  assessing the appropriate structure and amount of compensation for our directors.

        The committee is made up entirely of "independent" directors, consistent with the current listing standards of the NYSE. Each member of the committee also qualifies as a "non-employee director" as defined under Section 16 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

Role of Management and Chief Executive Officer in Compensation Decisions

        The compensation committee strongly believes in aligning the interests of our executives with those of our shareholders through an executive compensation program designed with input from our chief executive officer who is in regular dialogue with the committee and, as appropriate, the committee's independent compensation consultant, regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executive talent. To that end, our management team analyzes, with assistance from the committee's independent compensation consultant, trends and may recommend improvements to the compensation programs.

        Our compensation committee seeks the views of our Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale, our Chairman of our board of directors, Chief Executive Officer and President, oversees the development of corporate and individual goals for purposes of annual and long term compensation of each of our named executive officers (other than himself). These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The compensation committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for compensation.

        Following the end of each year, Mr. Casale reviews with the compensation committee the achievement of corporate, business unit/regional and individual goals and the performance of each named executive officer (other than himself) and presents his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, and long-term equity awards for our named executive officers (other than his own) to ensure alignment of shareholder interests with each executive's goals as well as to reward the executive for their performance. While the committee receives management's input with respect to executive compensation, all decisions regarding compensation for our named executive officers are made by the committee. With respect to the non-quantitative performance measures applicable to our named executive officers, the compensation committee relies heavily on the views of Mr. Casale (other than as to himself). As our Chief Executive Officer, Mr. Casale oversees the day to day performance of the other named executive officers. As such, our compensation committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

Independent Compensation Advisor

        The compensation committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. In connection with its need to review and modify our executive compensation program in anticipation of our initial public offering, the compensation committee in 2013 retained Hay Group as its independent compensation consultant. Hay Group reports directly to, and is directly accountable to, the committee, and the committee has the sole authority to retain, terminate and obtain the advice of Hay Group at the Company's expense. The compensation committee selected Hay Group as consultants because of its expertise and reputation and the fact that Hay Group provides no services to the Company other than its services to the committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The committee continued to partner with Hay Group throughout 2014 on executive compensation matters, including a review of the recommendations previously made, and the compensation programs implemented, for 2013 and 2014, as well as advising on the preparation of this Compensation Disclosure and Analysis section. The committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.

        The compensation committee annually assesses the independence of the Hay Group pursuant to the rules of the SEC and the listing standards of the NYSE rules. In performing the annual independence assessment, the committee considers various factors bearing on adviser independence, including the nature and amount of work performed for the committee during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm's total revenues, the adviser's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the adviser's independence. Hay Group annually prepares an independence letter to assist the committee with information the committee is required to consider when assessing independence. Pursuant to SEC and NYSE rules, the committee assessed the independence of Hay Group most recently in August 2014 and determined that Hay Group's work for the committee has not raised any conflicts of interest. During 2014, we paid Hay Group approximately $64,000 in fees for its services to the compensation committee relating to executive and director compensation.

Peer Group Composition

        In making compensation decisions, the compensation committee considered competitive market data presented by its independent compensation consultant, including data derived from a peer group of companies approved by the committee.

        Until October 2014, our peer group consisted of the following 14 publicly traded companies, which the committee approved in July 2013:

• Arch Capital Group Ltd.	• MGIC Investment Corp.
• Assurant, Inc.	• Nationstar Mortgage Holdings Inc.
• Everbank Financial Corp.	• Ocwen Financial Corp.
• Fidelity National Financial Inc.	• PHH Corporation
• First American Financial Corp.	• Radian Group Inc.
• Genworth Financial Inc.	• Stewart Information Services Corp.
• Markel Corporation	• W.R. Berkley Corp.

        In October 2014, the committee added NMI Holdings Inc., one of our competitors in the private mortgage insurance industry which completed its initial public offering in 2013, to our peer group. This expanded peer group was used by the committee to evaluate our executive compensation for 2014, although as discussed elsewhere in this Compensation Discussion Analysis no material changes were made in 2014 to our executive compensation programs and practices. In selecting peers, the compensation committee seeks to maintain consistency from year to year, to the extent appropriate and the compensation committee's intention is to update its peer group every other year (other than for events potentially calling for the immediate elimination of a peer group member, such as a merger, acquisition or bankruptcy of a peer group member). The compensation committee selected the members of this peer group based on the consideration of the size (measured by both revenue and market capitalization), industry, organizational complexity of each company, the companies that we compete with for experienced executives, and the recommendations of its independent compensation consultant.

Compensation Objectives and Principles

        The compensation committee believes that the establishment and maintenance of a competitive executive compensation program is in the best interests of our shareholders. Consistent with our compensation philosophy, the executive compensation program approved by the committee is designed to facilitate the attraction and retention of top-caliber talent and to align the interests of our executives with those of our shareholders. For our fiscal year 2014:

  •
  target cash compensation of our named executive officers (consisting of base salary plus target annual incentive compensation) were determined to target generally the 25th percentile of our peer group (see "—Peer Group Composition" above); and

  •
  annual incentive opportunities for our named executive officers as a percentage of base salary were determined to target the 50th percentile (median) relative to our peer group, with a mandatory requirement that 25% of each named executive officer's earned award be deferred into restricted common shares, emphasizing our focus on performance-based compensation for our named executive officers.

At the time of our initial public offering in 2013, up-front equity awards were made to key executives (including our named executive officers) to encourage retention of talent at our initial public offering and beyond. These awards were determined to be market-competitive when annualized in conjunction with the anticipated long-term incentive grant levels expected to be made following our initial public offering.

Compensation Processes and Decisions During 2014

        In 2014, the following actions were taken by the compensation committee with respect to the compensation of our named executive officers:

  •
  Base salaries and target annual incentive opportunities (as a percentage of base salary) were reviewed.

  •
  The compensation committee examined total target cash compensation (which consists of an executive's base salary plus the portion of his or her target annual incentive that is not mandatorily deferred into restricted common shares). The committee decided to continue the requirement that 25% of each executive's earned annual incentive award be deferred into restricted common shares (subject to a three-year vesting schedule).

  •
  The compensation committee elected to maintain the base salaries of each of the named executive officers at the level set in connection with our initial public offering in November 2013, continuing to reflect total target cash compensation positioned around the 25th percentile of our peer group (see "—Peer Group Composition" above). The committee determined that setting the base salaries at the 25th percentile was appropriate given our current size in comparison to other companies in our peer group and the retention-based equity awards made in connection with our initial public offering (see "—Compensation Objectives and Principles" above).

  •
  As previously highlighted, relatively modest long-term equity incentive grant levels were targeted for all key executives (including each of our named executive officers) following our initial public offering except for our Chief Executive Officer.

Elements of Compensation

        In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives, employee retirement and welfare benefits. Our compensation philosophy places a greater portion of the potential compensation for each named executive officer "at risk" such that compensation will vary based on performance. The following table describes key elements of compensation and the philosophy behind providing for each such element:

Compensation Element	Description	Philosophy Behind Providing Compensation Element
Annual Compensation:

Annual Base Salary	• Fixed component of annual cash compensation that reflects expertise and scope of responsibilities	• Attract and retain key talent • Provide financial certainty and stability • Recognition of individual performance

Performance-Based Annual Incentive	• Bonus plan based on performance on Company and individual objectives, with 75% paid in cash and 25% deferred into restricted common shares (subject to vesting over three years)

•

Incentivize and motivate our named executive officers to meet or exceed our pre-established annual performance goals

•

Attract and retain key talent

•

Reward team success

•

Align named executive officers' and shareholders' interests

•

Discourages excessive risk taking

Long-Term Compensation:

Long-Term Incentive Program	• A long-term incentive program using time-vested and performance-based restricted common share awards, with performance-vested awards subject to a multi-year performance period

•

Foster a focus on long-term Company performance and long-term success

•

Attract and retain key talent

•

Align named executive officers' and shareholders' interests

•

Discourages excessive risk taking

Other Executive Benefits:

Retirement Programs	• Participation in a 401(k) defined contribution plan, including a matching contribution of 50% of a participant's contribution up to 4% of the participant's compensation	• Attract and retain key talent • Provide income security for retirement

Perquisites	• Financial planning services	• Assist with financial planning needs so executive can better focus on key responsibilities

Other Benefits	• Medical, dental, vision, life insurance, short and long-term disability, and other benefits	• Attract and retain key talent • Provide for safety and wellness of executives • Provide competitive benefits to employees

The compensation committee reviews all elements that collectively contribute to total compensation rather than any specific formula to determine the allocation between performance-based and fixed compensation in making its decisions in 2014. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.

Base Salary

        Base salaries are an important element of compensation and provide our executive officers with a fixed rate of cash compensation that is "non-variable" during the relevant period. In determining base pay, our compensation committee considers the executive's responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and our operating performance.

        While the compensation committee currently targets base salary at the 25th percentile of our peer group (see "—Peer Group Composition" above), actual base salary may be above or below that percentile based on the committee's review of the underlying scope of a named executive officer's responsibilities, individual performance and experience, internal pay equity, and retention concerns. The compensation committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive's total compensation opportunity to our success. The salary increases reflected in the table below (implemented as of our initial public offering in November 2013) were generally made to bring the base salary levels of our named executive officers into closer alignment with the targeted peer group pay percentile.

        The 2014 annual base salaries for our named executive officers (as compared to their base salaries in 2013) were:

Name	2014 Base Salary	2013 Base Salary
Mark A. Casale	$700,000	$500,769
Lawrence E. McAlee	$350,000	$283,621
Adolfo F. Marzol	$425,000	$402,180
Vijay Bhasin	$350,000	$348,958
Mary Lourdes Gibbons	$350,000	$283,205

Annual Incentive Compensation

        In connection with our initial public offering in November 2013, our board of directors approved, and our shareholders adopted, the Essent Group Ltd. Annual Incentive Plan, which we refer to as the "Annual Plan." In 2014, incentive awards were made under our annual leadership bonus program pursuant to the Annual Plan. The Annual Plan is intended to advance the interests of the Company and its shareholders by:

  •
  providing those employees designated by the compensation committee, which may include our named executive officers, senior vice presidents, other senior executives, and other employees, incentive compensation tied to pre-established performance goals;

  •
  identifying and rewarding superior performance;

  •
  providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

  •
  fostering accountability and teamwork throughout the Company.

        In accordance with the terms of the Annual Plan, the compensation committee established our fiscal year (which coincides with the calendar year) as the performance period, designated those executives eligible to participate, set the level of potential awards and determined the financial targets or other performance measures which, if attained, result in payment of awards under our annual leadership bonus program for 2014 (the "performance goals").

Performance Targets for Past Year/Performance Period

        The table below sets forth each named executive officer's 2014 threshold, target and maximum annual incentive opportunities under our annual leadership bonus program, expressed as a percentage of base salary.

2014 Annual Incentive Opportunity
Expressed as a Percentage of Base Salary in 2014

Name	Threshold	Target	Maximum
Mark A. Casale	93.75%	125%	156.25%
Lawrence E. McAlee	75%	100%	125%
Adolfo F. Marzol	75%	100%	125%
Vijay Bhasin	75%	100%	125%
Mary Lourdes Gibbons	75%	100%	125%

        The weighting of corporate and individual performance goals for annual incentive compensation opportunities varies among our named executive officers. Mr. Casale's annual award is based entirely on the achievement of corporate goals, Mr. Marzol's annual award is based 75% on achievement of corporate goals and 25% on achievement of individual goals, and the annual awards of our other named executive officers are based 50% on achievement of each of corporate and individual goals. We believe that these goals in concert help ensure that executives are focused on creating long-term value for our shareholders by effectively growing in a profitable manner with an emphasis on the long-term prospects of the Company.

        With respect to corporate goals, the annual incentive opportunity for 2014 was designed to focus our executives on the same performance measures as in 2013: new insurance written (34% weighting); "active" clients (33% weighting); and net income (33% weighting). The following table summarizes the corporate performance goals for 2014 applicable to our named executive officers.

2014 Annual Incentive Plan Performance Goals

Goal	Threshold	Target	Maximum	Actual
New insurance written	$15.0 billion	$18.0 billion	$21.0 billion	$24.3 billion
Active clients	900	1,000	1,100	1,030
Net income	$65.0 million	$70.0 million	$75.0 million	$89.3 million

        In determining the annual incentive award for each of our named executive officers (other than Mr. Casale), the compensation committee considered the achievement of the following individual performance goals:

Name	Individual Performance Goals
Lawrence E. McAlee	• collaborating with our business in the management of expenses
• collaborating with businesses to execute a capital plan that supports strategic financial flexibility
• providing oversight of our investment strategies and portfolio
• supporting investor strategies and communication
Adolfo F. Marzol	• supporting our relationships with various constituents, including state and federal government agencies, GSEs and rating agencies
• providing leadership in the development of our industry's trade association, USMI
• collaborating with businesses to execute a capital plan that supports strategic financial flexibility
• supporting investor strategies and communication
Vijay Bhasin	• implementing enhanced risk management and quality assurance strategies and monitoring processes
• providing active leadership with our relationships with various constituents including GSEs and rating agencies
• collaborating with our business units to develop and execute our US capital plan
Mary Lourdes Gibbons	• maintaining strong compliance disciplines across the Company
• demonstrating leadership in managing our board of directors and corporate governance responsibilities, including supporting the boards of our international subsidiaries
• proving active leadership with our relationships with various constituencies including state regulators
• collaborating with businesses to execute key elements of our strategy to grow the portfolio

        Based on the achievement corporate and, as applicable, individual performance goals the compensation committee approved annual incentive awards in the following amounts for each of our named executive officers:

Name	Annual Incentive Bonus Award	% of Target
Mark A. Casale	$1,093,750	125%
Lawrence E. McAlee	$437,500	125%
Adolfo F. Marzol	$531,250	125%
Vijay Bhasin	$437,500	125%
Mary Lourdes Gibbons	$437,500	125%

        As discussed above, 75% of the bonus earned by each of our named executive officers is paid in cash and 25% is paid in the form of restricted common shares. The restricted common shares issued to our named executive officers in respect of 2014 performance vest in three equal annual installments, subject to the executive's continuous employment through each such vesting date. The table below sets forth the amount that each named executive officer earned under our annual leadership bonus program for 2014 pursuant to the Annual Plan, expressed in cash payouts and restricted common shares.

2014 Annual Incentive Earned Amounts

Name	Cash	Restricted Common Shares(1)
Mark A. Casale	$820,313	11,179
Lawrence E. McAlee	$328,125	4,472
Adolfo F. Marzol	$398,438	5,430
Vijay Bhasin	$328,125	4,472
Mary Lourdes Gibbons	$328,125	4,472

(1)
Determined based on a closing price of our common shares of $24.46 on February 10, 2015.

Special Discretionary Bonus Award

        In February 2015, the compensation committee approved a special discretionary bonus award each of Messrs. Casale, McAlee and Bhasin and Ms. Gibbons, in excess of their respective pre-established maximum annual incentive opportunity potentially payable pursuant to our Annual Plan. These discretionary bonuses were awarded in recognition of contributions to the Company's strong financial and operating performance and the achievement of significant strategic objectives during 2014, as outlined in more detail above. In determining the amount of these discretionary bonus awards, the compensation committee believed it was appropriate to pay Mr. Casale an additional amount equal to 35% of his target annual incentive pursuant to the Annual Plan, and to pay each of Messrs. McAlee and Bhasin and Ms. Gibbons an additional amount equal to 25% of his or her respective target annual incentive pursuant to the Annual Plan. These additional amounts, when added to the amount payable pursuant to our Annual Plan, result in payouts that are comparable to the annual incentive compensation, as a percentage of target annual incentive compensation, historically paid to our named executive officers. Consistent with its ongoing review of our compensation programs, the compensation committee will continue to review the threshold, target and maximum levels of our Annual Plan and may adjust such levels to eliminate the need to pay special discretionary bonuses in the future if performance justifies such payments. Consistent with the payout of our annual incentive awards, 75% of the special discretionary bonus award was paid in cash and 25% was paid in the form of restricted common shares which vest in three equal annual installments subject to the executive's continuous employment through each such vesting date. The amount of the special discretionary bonus award paid to each of Messrs. Casale, McAlee and Bhasin and Ms. Gibbons is set forth in the table below.

Special Discretionary Bonus Award

Name	Cash	Restricted Common Shares(1)
Mark A. Casale	$229,687	3,131
Lawrence E. McAlee	$65,625	894
Vijay Bhasin	$65,625	894
Mary Lourdes Gibbons	$65,625	894

(1)
Determined based on a closing price of our common shares of $24.46 on February 10, 2015.

Long-Term Equity Incentive Compensation

        Through our long-term equity incentive program, we provide our senior executives, including our named executive officers, the opportunity to earn equity awards which are in part contingent on the attainment of multi-year performance goals. Acting in concert, our annual leadership bonus program pursuant to the Annual Plan and the long-term equity incentive awards provide balanced equity incentives that reward executive focus on delivering both financial results and long-term growth. Equity-based compensation is used in order to facilitate retention, provide long-term motivation and focus our executives on increasing shareholder value. In addition, we believe that our long-term equity incentive compensation program balances the risks associated with short-term incentive compensation that may reward behavior with short-term benefits that may be less beneficial over the long-term. The target long-term equity incentive awards are designed to achieve, when combined with the executive's base salary, target annual incentive compensation opportunity, and the equity awards previously granted in connection with our 2013 initial public offering, total compensation at approximately the 50th percentile of comparable positions at peer group companies (see "—Peer Group Composition" above).

        Taking into consideration the retention awards that were made to our named executive officers in connection with our initial public offering in 2013, the compensation committee approved in 2014 long-term equity incentive awards to each of our named executive officers, other than Mr. Casale, equal to approximately 50% of their respective annual base salary in the form of time-vested and time- and performance-vested restricted common shares:

2014 Long Term Incentive Awards

Name	Restricted Shares Subject to Time-Based Vesting	Restricted Shares Subject to Time- and Performance- Based Vesting	Total Restricted Shares Granted
Lawrence E. McAlee	3,578	3,577	7,155
Adolfo F. Marzol	4,344	4,344	8,688
Vijay Bhasin	3,578	3,577	7,155
Mary Lourdes Gibbons	3,578	3,577	7,155

        The time-vested restricted common shares vest in equal annual installments during the three-year period commencing March 1, 2014, subject to the executive's continuous employment through each such vesting date. The performance-vested shares become earned upon the Company's achievement of the compounded annual book value per growth percentage set out in the following table (with straight line interpolation between the respective levels) during the three-year performance period commencing on January 1, 2014, and any earned shares will vest on March 1, 2017, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
Threshold	<11%	0%
	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	15%	100%

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

Other Elements of Compensation

        As described below, we also provide certain retirement benefits and welfare benefits to our named executive officers.

Retirement Benefits

        401(k) Plan:    Our eligible employees, including each of our named executive officers, are eligible to participate in a tax-qualified 401(k) retirement plan. In addition to being able to make contributions (up to tax law limits), participants are eligible for a Company matching contribution of 50% on their contributions up to 4% of their eligible compensation. The Company matching contribution is provided on the same basis to our named executive officers as all other employees who participate in the plan. The amounts contributed to the 401(k) Plan on behalf of each of the named executive officers are listed in the Summary Compensation Table elsewhere in this proxy statement.

Perquisites

        We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the compensation committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites we have agreed to compensate particular executives based on their specific situations. In particular, each of our named executive officers is entitled to participate in the Company's financial counseling program as in effect from time to time and Mr. Bhasin is entitled to reimbursement of certain travel and housing expenses.

Medical and Other Welfare Benefits

        Our named executive officers, along with all of our other employees, are eligible to participate in medical, dental, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits. The purpose of these plans is to provide competitive benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits.

Termination, Severance and Change in Control Benefits

        As of December 31, 2014, the employment agreements with each of our named executive officers provide severance payments and benefits upon certain qualifying terminations of employment. In addition, upon certain qualifying terminations following, or in some circumstances upon the occurrence of, a change in control, our named executive officers may be entitled to receive certain vesting of their outstanding restricted common share awards pursuant to the terms of their respective employment agreement or the terms of our equity incentive plans.

        Based on the input of its independent compensation consultant, the compensation committee determined that these arrangements are appropriate and that the payments and benefits provided for under these arrangements upon certain qualifying terminations of employment or in connection with a change in control are consistent with market practice and essential in attracting and retaining key talent. In addition, the change in control provisions are significant to ensure that we have the continued attention and dedication of our executives during circumstances that could result in a change in control. These provisions are further described beginning on page 42 ("—Potential Payments and Benefits upon Termination or Change in Control").

Impact of FASB ASC Topic 718

        The accounting standards applicable to the various forms of long-term incentive plans under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly FASB Statement 123R) is one factor that the compensation committee and the Company consider in the design of long-term equity incentive programs. Other factors include the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our executive and key employee talent. The Company and its external financial advisors consider FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about awards under long-term incentive plans.

Tax Considerations and Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers and the three other most highly compensated executive officers (other than the chief financial officer) unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program satisfies the requirements for exemption from the $1 million deduction limitation. We also intend to comply with applicable laws in order to rely on transition rules under Section 162(m) for newly public companies; to the extent such transition rules apply to us, the $1 million deduction limitation would not be applicable. In any event, the compensation committee reserves the flexibility to structure compensation programs as it determines, in its business judgment, to be appropriate for us, regardless of whether any of such compensation ultimately may be deductible.

Share Ownership Guidelines

        Both our non-executive directors as well as our senior executives (which we define as our chief executive officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service.

        As of the later of (i) November 2019, which is five years after the adoption of our director and senior executive share ownership guidelines, and (ii) five years after the date on which a director is appointed to our board or a senior executive is appointed to a position subject to the ownership guidelines, each director and senior executive is required to own a minimum number of our common shares with an aggregate value equal to the following (or such lesser amount as the director or senior executive may have been granted to date):

Position	Minimum Value of Common Shares Held
Director	Five times annual cash compensation
Chief Executive Officer	Six times annual base salary
Executive Vice President	Three times annual base salary
Other Senior Executives	Two times annual base salary

        Furthermore, each director and senior executive must hold at least 50% of the common shares that we issue to that individual until he or she satisfies the applicable share ownership threshold, less any shares used to satisfy tax obligations arising from receiving common shares from us.

        For the purposes of our share ownership guidelines, restricted common shares and restricted common share units subject to time-based vesting are treated as shares held by a director or senior executive. However, unvested performance-based restricted common shares and restricted common shares units are not treated as being owned until they are earned and vested.

        Our non-employee directors and executive officers are also subject to our insider trading policy, which prohibits transactions in our securities outside of "window" periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), including short sales on our shares, or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our equity.

        Our compensation committee retains discretion to waive non-compliance with our share ownership guidelines in light of an individual director's particular facts and circumstances from time to time.

        As of December 31, 2014, our chief executive officer, our executive vice president and each of our senior executives have met the applicable share ownership guidelines. Our board members are expected to satisfy their share ownership guidelines through their annual equity compensation grants in respect of their board service.

No Hedging Policy

        Members of our board of directors and our executives are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.

Compensation Committee Report

        We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Roy J. Kasmar, Chairman
Allan Levine
William Spiegel

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Mark A. Casale	2014	700,000	229,687	279,264	—	820,313	—	32,420	2,061,684
Chairman of the	2013	500,769	—	18,534,500	—	837,750	—	5,100	19,878,119
Board of Directors,	2012	400,000	—	290,663	—	375,000	—	—	1,065,663
Chief Executive Officer
and President
Lawrence E. McAlee(5)	2014	350,000	65,625	293,777	—	328,125	—	9,204	1,046,731
Senior Vice President
and Chief Financial Officer
Adolfo F. Marzol(6)	2014	425,000	—	349,640	—	398,438	—	5,200	1,178,278
Executive Vice President	2013	402,180	—	1,292,250	—	411,329	—	10,002	2,115,761
	2012	375,000	—	189,563	—	187,500	—	24,378	776,441
Vijay Bhasin	2014	350,000	65,625	293,777	—	328,125	—	34,463	1,071,990
Senior Vice President	2013	348,958	—	1,300,440	—	356,250	—	33,711	2,039,359
and Chief Risk Officer	2012	325,000	—	164,288	—	195,000	—	33,263	717,551
Mary Lourdes Gibbons(5)	2014	350,000	65,625	293,777	—	328,125	—	5,200	1,042,727
Senior Vice President,
Chief Legal Officer and
Assistant Secretary

(1)
The amounts reported in this column represent the cash portion of the special discretionary bonuses awarded for 2014 (see "—Compensation Discussion and Analysis—Special Discretionary Bonus" above) that is in excess of the pre-established maximum annual incentive opportunity potentially payable pursuant to our Annual Plan reported in the Non-Equity Incentive Plan Compensation column. Restricted common shares granted in February 2015 as a part of these special discretionary bonuses are reportable in next year's Summary Compensation Table in accordance with SEC rules to the extent the applicable executive is a named executive officer for 2015.

(2)
The amounts reported in this column represents the aggregate grant date fair value of the share awards computed in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For 2014, these grants include restricted common shares granted to all of our named executive officers in February 2014 for performance under our annual leadership bonus program pursuant to our Annual Plan in 2013 (other than for Messrs. Casale and Marzol, each of whom received fully vested common shares) and long-term equity incentive grants for our named executive officers (other than Mr. Casale). Restricted common shares granted in February 2015 for performance under our annual leadership bonus program in 2014 pursuant to our Annual Plan are reportable in next year's Summary Compensation Table in accordance with SEC rules to the extent the executive is a named executive officer for 2015. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
The amounts reported in this column represent the cash portion of the annual bonuses earned by our named executive officers pursuant to our annual leadership bonus program for 2014 pursuant to our Annual Plan. For additional information regarding our annual leadership bonus program and Annual Plan, see "—Narrative to Summary Compensation Table—Annual Bonus Plan."

(4)
The amounts reported as "All Other Compensation" for 2014 reflect: (a) financial planning services fees of $27,220 and $4,004 paid on behalf of Messrs. Casale and McAlee; (b) matching 401(k) contributions of $5,200 to each of Messrs. Casale, McAlee, Marzol, Bhasin and Ms. Gibbons; and (c) reimbursement of $29,263 in travel and housing expenses incurred by Mr. Bhasin.

(5)
Mr. McAlee and Ms. Gibbons were not named executive officers prior to 2014. In accordance with SEC regulations, only compensation information for the fiscal year in which Mr. McAlee and Ms. Gibbons became a named executive officer is reported in the Summary Compensation Table.

(6)
Mr. Marzol retired effective March 31, 2015.

Grants of Plan Based Awards Table

        The following table sets forth information regarding grants of plan based awards to our named executive officers for the year ended December 31, 2014.

					Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
							All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
Mark A. Casale		656,250	875,000	1,093,750	—	—	—		—
	2/14/14	—	—	—	—	—	11,238	(4)	279,264
Lawrence E. McAlee		262,500	350,000	437,500	—	—	—		—
	2/14/14	—	—	—	—	—	4,779	(4)	118,758
	2/14/14	—	—	—	—	—	3,522	(5)	87,522
	2/14/14	—	—	—	352	3,521	—		87,497
Adolfo F. Marzol(6)		318,750	425,000	531,250		—	—		—
	2/14/14	—	—	—	—	—	5,518	(4)	137,122
	2/14/14	—	—	—	—	—	4,276	(5)	106,259
	2/14/14	—	—	—	428	4,276	—		106,259
Vijay Bhasin		262,500	350,000	437,500	—	—	—		—
	2/14/14	—	—	—	—	—	4,779	(4)	118,758
	2/14/14	—	—	—	—	—	3,522	(5)	87,522
	2/14/14	—	—	—	352	3,521	—		87,497
Mary Lourdes Gibbons		262,500	350,000	437,500	—	—	—		—
	2/14/14	—	—	—	—	—	4,779	(4)	118,758
	2/14/14	—	—	—	—	—	3,522	(5)	87,522
	2/14/14	—	—	—	352	3,521	—		87,497

(1)
Represents the threshold, target and maximum value (cash (75%) and equity (25%)) of annual incentive awards that could have been earned by our named executive officers under our annual leadership bonus program pursuant to our Annual Plan for the year ended December 31, 2014. The portion of the annual bonus earned by each of our named executive officers for the year ended December 31, 2014 that was paid in cash is reported in the Summary Compensation Table above, while the portion that was paid in common shares will be reported in next year's Summary Compensation Table in accordance with SEC rules to the extent the executive is a named executive officer for 2015. For a discussion of the terms of our annual leadership bonus program and Annual Plan and the amounts earned thereunder by the named executive officers for 2014, see "—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation" above.

(2)
The restricted common shares are eligible to become earned as set forth in the table below based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2014. All restricted common shares that are earned will vest on March 1, 2017, subject to the executive's continuous employment through such date.

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
Threshold	<11%	0%
	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.
(3)
The amounts reported in this column represent the aggregate grant date fair value of the share awards granted in 2014, computed in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)
Represents time-based vesting restricted common shares granted to all of our named executive officers in February 2014 for performance under our annual leadership bonus program pursuant to our Annual Plan in 2013, which vest in three equal annual installments on each of January 1, 2015, 2016 and 2017 (other than for Messrs. Casale and Marzol, who received fully vested common shares).

(5)
Represents time-based vesting restricted common shares granted to all of our named executive officers other than Mr. Casale under our long-term equity incentive program, which vest in three equal annual installments on each of March 1, 2015, March 1, 2016 and March 1, 2017, subject to the executive's continuous employment through each such date.

(6)
Upon Mr. Marzol's retirement on March 31, 2015, all of Mr. Marzol's then outstanding and unvested restricted common share awards terminated and were forfeited.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

        Certain of the compensation awarded to, earned by, or paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above is provided pursuant to employment arrangements entered into with us and/or our affiliates. In connection with our initial public offering in November 2013, we and/or our affiliates entered into a new employment agreement with each of our named executive officers, which we refer to as the employment agreements. The employment agreements replaced and superseded each of the executive's prior employment agreements with us and/or our affiliates.

        The employment agreements have an initial term expiring on November 5, 2016 and automatically extend for successive one-year periods, unless at least 120 days prior to the expiration of the initial term or the then current term either party to the agreement provides the other party with written notice of its intention not to renew the agreement. The employment agreement with Mr. Marzol terminated upon his retirement effective March 31, 2015.

        Under the terms of the employment agreements, Messrs. Casale, Bhasin and McAlee and Ms. Gibbons are entitled to annual base salaries of not less than $700,000, $350,000, $350,000 and $350,000, respectively. Mr. Marzol was entitled to a base salary of $425,000 under his employment agreement

        Commencing with 2014, each of our named executive officers also became eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Each of Messrs. Casale, Bhasin and McAlee and Ms. Gibbons are entitled to a target annual bonus equal to 125%, 100%, 100% and 100% of their annual base salaries, respectively, with 25% of the annual bonus earned by each named executive officer paid in the form of restricted common shares or similar equity-based awards. Prior to his retirement, Mr. Marzol was entitled to a target annual bonus equal to 100% of his annual base salary, with 25% of his annual bonus paid in the form of restricted common shares or similar equity-based awards. For a discussion of our annual bonus plan, see "—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation" above and "—Annual Leadership Bonus Program" below.

        Commencing with 2014, each of our named executive officers also became eligible to participate in our long-term incentive program. Pursuant to their employment agreements, each of our named executive officers other than Mr. Casale is entitled to a target opportunity under our long-term incentive program equal to at least 50% of his or her respective annual base salary. Mr. Casale is eligible to participate in our long-term incentive plan as may be agreed to from time to time by him and our compensation committee. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information.

        Our named executive officers are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.

        For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see "—Potential Payments upon Termination or Change in Control" below.

Annual Leadership Bonus Program

        All employees with the title of senior vice president and above and certain other designated employees are eligible to participate in our annual leadership bonus program. In 2013, annual incentive awards to our named executive officers were made under our annual leadership bonus program pursuant to the Annual Plan. Our annual leadership bonus program pays for performance, which means that both we and the executive must meet minimum stated goals for the executive to qualify for a bonus. The weighting of corporate and individual goals varies by level of employees and, for our named executive officers is 50% and 50% for Messrs. Bhasin and McAlee and Ms. Gibbons. Prior to his retirement, the weighting of Mr. Marzol's annual bonus was 75% and 25% for corporate and individual goals, respectively. Mr. Casale's annual bonus is based entirely on the achievement of corporate goals.

        Bonus payments under the program occur as soon as practicable following the end of the fiscal year, and in no event later than March 15th of the following year, subject to the executive's continuous employment through such payment date. Bonuses are paid in a combination of cash and common shares.

        Pursuant to the employment agreements with our named executive officers, no less than 50% of any bonus will be paid in cash. Commencing with bonuses paid in 2014 in respect of our 2013 performance, our compensation committee determined that 75% of each named executive officer's annual bonus will be paid in cash and the remaining 25% will be paid in common shares. Unless otherwise provided in an executive's employment or award agreement, common shares issued under our annual leadership bonus program vest in three equal annual installments, subject to the executive's continuous employment through each such vesting date. Under their respective prior employment agreements, common shares issued to Messrs. Casale and Marzol as part of their annual bonuses (including the common shares issued as a part of their annual bonuses for 2013) became fully vested on the date of grant. For additional information regarding the vesting of outstanding restricted common shares held by our named executive officers on a termination of employment, see "—Potential Payment upon Termination or Change in Control" below.

        In connection with our initial public offering, our board of directors adopted, and our shareholders approved, the Essent Group Ltd. Annual Incentive Plan, or the Annual Incentive Plan. Commencing in 2014, annual cash incentive awards have been made pursuant to the Annual Incentive Plan. For a summary of the Annual Incentive Plan, see "—Additional Incentive Compensation Plans" below.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2014.

	Stock Awards
Name	Grant Date	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Mark A. Casale	11/5/13(3)	312,500	8,034,375	—	—
	11/5/13(3)	—	—	937,500	24,103,125
Lawrence E. McAlee	2/14/14(4)	4,779	122,868	—	—
	2/14/14(5)	3,522	90,551	—	—
	2/14/14(5)	—	—	3,521	90,525
	11/5/13(3)	37,500	964,125	—	—
	11/5/13(3)	—	—	37,500	964,125
	3/6/13(4)	12,640	324,974	—	—
	3/6/12(4)	5,516	141,816	—	—
Adolfo F. Marzol(2)	2/14/14(5)	4,276	109,936	—	—
	2/14/14(5)	—	—	4,276	109,936
	11/5/13(3)	37,500	964,125	—	—
	11/5/13(3)	—	—	37,500	964,125
Vijay Bhasin	2/14/14(4)	4,779	122,868	—	—
	2/14/14(5)	3,522	90,551	—	—
	2/14/14(5)	—	—	3,521	90,525
	11/5/13(3)	37,500	964,125	—	—
	11/5/13(3)	—	—	37,500	964,125
	3/6/13(4)	16,432	422,467	—	—
	3/6/12(4)	7,171	184,366	—	—
Mary Lourdes Gibbons	2/14/14(4)	4,779	122,868	—	—
	2/14/14(5)	3,522	90,551	—	—
	2/14/14(5)	—	—	3,521	90,525
	11/5/13(3)	37,500	964,125	—	—
	11/5/13(3)	—	—	37,500	964,125
	3/6/13(4)	12,640	324,974	—	—
	3/6/12(4)	4,369	112,327	—	—

(1)
The dollar amounts shown were calculated based on the closing price of our common shares on the NYSE on December 31, 2014 of $25.71.

(2)
All of Mr. Marzol's restricted common share awards that were unvested at the time of his retirement on March 31, 2015 were forfeited.

(3)
In connection with our initial public offering in November 2013, we granted restricted common shares to members of senior management, including each of our named executive officers. A portion of these restricted common shares granted are subject to solely time-based vesting. These restricted common shares, which were outstanding on December 31, 2014, are scheduled to vest in equal annual installments on January 1, 2015, January 1, 2016 and January 1, 2017, subject to the executive's continuous employment through each such vesting date. A portion of these restricted common shares granted are subject to time- and performance-based vesting. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2014. Any shares which become earned will vest on the one-year anniversary of the achievement of compounded annual book value per share growth as follows, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
Threshold	<11%	0%
	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

  The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

(4)
Represents restricted common shares granted as part of the named executive officer's annual incentive bonus. These restricted common shares are subject to solely time-based vesting and vest in three equal annual installments over commencing in January following the respective grant date.

(5)
On February 14, 2014, each of Messrs. McAlee, Marzol and Bhasin and Ms. Gibbons were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2015, March 1, 2016 and March 1, 2017, subject to the executive's continuous employment through each such vesting date. A portion of the restricted granted are subject to time-and performance-based vesting. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2014. Any shares which become earned will vest on March 1, 2017, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
Threshold	<11%	0%
	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

  The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mark A. Casale	—	—	372,409	9,041,273
Lawrence E. McAlee	—	—	65,780	1,380,336
Adolfo Marzol	—	—	125,908	2,538,903
Vijay Bhasin	—	—	71,067	1,506,219
Mary Lourdes Gibbons	—	—	63,513	1,326,355

(1)
Represents the aggregate market value of the shares on the vesting date.

Pension Benefits

        The Company does not currently have in place any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

        The Company does not currently have in place any non-qualified defined contribution or other non-qualified deferred compensation plans for the benefit of employees.

Potential Payments upon Termination or Change in Control

        We do not maintain any severance or change in control plans. However, pursuant to the terms of their employment agreements and certain of their restricted common share award agreements, our named executive officers are eligible to receive severance and other benefits in the case of certain qualifying terminations of employment or in connection with a change in control.

        Employment Agreements.    Under the employment agreements entered into by each of our named executive officers in connection with our initial public offering in 2013, certain payments will be made and certain benefits will be provided in connection with certain terminations of employment.

        Upon a named executive officer's termination of employment by the Company without "cause" (as defined in the applicable employment agreement) or by the named executive officer for "good reason" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to receive:

  •
  a lump sum payment equal to 1.5 times (or, for Mr. Casale, 2 times) the sum of his or her then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination;

  •
  his or her annual bonus for the year in which the termination date occurs, based on achievement of applicable performance goals, prorated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company;

  •
  subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 18-month (or for Mr. Casale, 24-month) period following the date of termination;

  •
  outplacement services at a level commensurate with the executive's position in accordance with our practices as in effect from time to time;

  •
  vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based vesting or service requirements, that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination; provided, that if such termination follows a "change of control" (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of the executive's employment; and

  •
  vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Upon a named executive officer's termination of employment due to death or as a result of "disability" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer (or his or her estate) will be entitled to receive:

  •
  vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based or service requirements; and

  •
  vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Each named executive officer's employment agreement subjects him or her to customary confidentiality restrictions that apply during his or her employment and indefinitely thereafter, and provides that during his or her employment, and for a period of 18-months (or, for Mr. Casale, 24-months) thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.

        Plan Awards.    The award agreements governing the time- and performance-based restricted common share grants issued to our named executive officers provide that if a change in control event occurs:

  •
  on or following the completion of the applicable performance period, all of the named executive officer's then-unvested shares earned under the award will immediately vest; and

  •
  prior to the completion of the applicable performance period:

  •
  the date of such change in control shall be the last day of such performance period;

  •
  the number of shares which become earned under the award will be determined based on the applicable performance metric measured through the date of such change in control;

  •
  the number of shares determined by multiplying the number of shares earned by a fraction, the numerator of which is the number of days in the shortened performance period and the denominator of which is 1,095, will become immediately vested as of the date of such change in control, with any remaining unearned or unvested shares under the award being immediately forfeited for no consideration.

        The following table sets forth for each named executive officer an estimate of the payments and benefits that would be paid under each element of our compensation program assuming that such named executive officer's employment terminated or the change in control occurred on December 31, 2014 using a closing share price of $25.71. The amounts in the following tables are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)		Accelerated Performance- Based Restricted Common Shares ($)		Total ($)
Mark A. Casale
Voluntary termination for good reason or involuntary termination without cause	3,150,000	875,000	49,402	30,000	4,017,188	(2)	8,012,363	(4)	16,133,953
Change in control but no termination	—	—	—	—	—		8,012,363	(4)	8,012,363
Voluntary termination for good reason or involuntary termination without cause following a change in control	3,150,000	875,000	49,402	30,000	8,034,375	(3)	8,012,363	(5)	20,151,140
Termination for disability or upon death	—	—	—	—	8,034,375	(3)	8,012,363	(4)	16,046,738
Lawrence E. McAlee
Voluntary termination for good reason or involuntary termination without cause	1,050,000	350,000	29,435	20,000	1,091,132	(2)	350,587	(4)	2,891,154
Change in control but no termination	—	—	—	—	—		350,587	(4)	350,587
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,050,000	350,000	29,435	20,000	1,644,334	(3)	350,587	(5)	3,444,356
Termination for disability or upon death	—	—	—	—	1,644,334	(3)	350,587	(4)	1,994,921
Adolfo F. Marzol(6)
Voluntary termination for good reason or involuntary termination without cause	1,275,000	425,000	33,861	20,000	555,336	(2)	357,039	(4)	2,666,236
Change in control but no termination	—	—	—	—	—		357,039	(4)	357,039
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,275,000	425,000	33,861	20,000	1,074,061	(3)	357,039	(5)	3,184,961
Termination for disability or upon death	—	—	—	—	1,074,061	(3)	357,039	(4)	1,431,100
Vijay Bhasin
Voluntary termination for good reason or involuntary termination without cause	1,050,000	350,000	—	20,000	1,231,175	(2)	350,587	(4)	3,001,762
Change in control but no termination	—	—	—	—	—		350,587	(4)	350,587
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,050,000	350,000	—	20,000	1,784,377	(3)	350,587	(5)	3,554,964
Termination for disability or upon death	—	—	—	—	1,784,377	(3)	350,587	(4)	2,134,964

Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)		Accelerated Performance- Based Restricted Common Shares ($)		Total ($)
Mary Lourdes Gibbons
Voluntary termination for good reason or involuntary termination without cause	1,050,000	350,000	37,052	20,000	1,061,643	(2)	350,587	(4)	2,869,281
Change in control but no termination	—	—	—	—	—		350,587	(4)	350,587
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,050,000	350,000	37,052	20,000	1,614,845	(3)	350,587	(5)	3,422,483
Termination for disability or upon death	—	—	—	—	1,614,845	(3)	350,587	(4)	1,965,432

(1)
Based on each named executive officer's bonus under our annual leadership bonus program at the target level, which is 125% of Mr. Casale's base salary for 2014 of $700,000, and 100% of the base salaries of each of Messrs. McAlee, Marzol and Bhasin and Ms. Gibbons for 2014 of $350,000, $425,000, $350,000 and $350,000, respectively.

(2)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares held by each of our named executive officers that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination by (ii) $25.71, the closing price of our common shares on the NYSE on December 31, 2014.

(3)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares held by each of our named executive officers on December 31, 2014 by (ii) $25.71, the closing price of our common shares on the NYSE on December 31, 2014.

(4)
Represents the value of accelerating the vesting of time- and performance-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time- and performance-based restricted common shares held by each of our named executive officers outstanding on December 31, 2014 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned) by (ii) $25.71 by (iii) a fraction equal to (a) the number of days which elapsed during the applicable performance period prior to the date of termination or the change in control, as applicable by (ii) 1,095.

(5)
Represents the value of accelerating the vesting of time- and performance-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time- and performance-based restricted common shares held by each of our named executive officers outstanding on December 31, 2014 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned) by (ii) $25.71, the closing price of our common shares on the NYSE on December 31, 2014.

(6)
Mr. Marzol retired effective March 31, 2015, and as a result was not entitled under the terms of his employment agreement to any severance payments, accelerated vesting of equity or performance awards, or other benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons' immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed transaction, our audit committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we should discover related person transactions that have not been approved, our audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

        Other than compensation agreements and other arrangements which are described in the "Corporate Governance—Director Compensation" and "Executive Officers and Executive Compensation" sections of this proxy statement and the transactions described below, during the year ended December 31, 2014 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

        We believe that all of the transactions described below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Registration Rights Agreement

        On November 11, 2014, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, which amended the previous agreement pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.

        Demand Rights.    Certain shareholders have the right to demand registration of all or a portion of such shareholder's registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.

        Shelf Registration.    Certain shareholders have the right to demand an underwritten offering be effected under a registration statement on Form S-3.

        Piggyback Rights.    Certain shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder's shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder's shares.

        Blackout Periods.    We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.

        Registration Limitations.    Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder's registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.

        Indemnification; Expenses; Lock-ups.    We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder's misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.

Pine Brook Shareholders Agreement

        Upon consummation of our initial public offering in November 2013, we entered into a shareholders agreement with Pine Brook, pursuant to which, for so long as Pine Brook holds at least 35% of the shares held by it at the consummation of this offering, Pine Brook has the right to nominate one Class III director to our board of directors at each annual general meeting of shareholders at which the term of a Pine Brook designee expires. In addition, we have agreed to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of such designee in accordance with the shareholders agreement and applicable law.

Goldman Sachs Discretionary Advisory Agreement

        On February 5, 2010, we entered into a discretionary advisory agreement with Goldman Sachs Asset Management, L.P., or GSAM, an affiliate of The Goldman Sachs Group, Inc., one of our shareholders, pursuant to which GSAM was appointed as an investment adviser, operating within our stated investment guidelines, for an account representing a certain portion of our assets. Under the agreement, GSAM receives annual fees at a rate of 12.75 basis points on the first $1.0 billion, 10.00 basis points on the next $1.0 billion and 8.00 basis points on any balance above $2.0 billion, with a minimum annual fixed fee of $300,000 per calendar year starting January 1, 2013. The agreement is terminable upon 45 days' written notice by GSAM or 30 days by us and was entered into in the ordinary course of business on similar terms to agreements executed with non-related parties.

JPMorgan Chase Master Policy Agreement

        On December 22, 2010, we entered into a master policy agreement with JPMorgan Chase Bank, NA, or JPMorgan Chase, an affiliate of Aldermanbury Investments Ltd., one of our shareholders, pursuant to which we provide a mortgage guaranty insurance master policy. Pursuant to this master policy, in consideration for premiums paid by JPMorgan Chase on each loan for which JPMorgan Chase and we agree to extend a commitment, we agree to insure JPMorgan Chase for defaults on any such loan. The term of the policy is connected to each loan for which we have extended a commitment. The master policy may not be cancelled by us for as long as any certificate issued under the master policy remains in force. However, we are under no obligation to issue any certificates under the master policy and we may cease issuing new certificates without prior notice to JPMorgan Chase. JPMorgan Chase may cancel the policy by cancelling all outstanding certificates previously issued under the master policy. In connection with the master policy agreement, we further executed a clarity letter agreement, providing further detail to JPMorgan Chase on our loan review program, and a dispute resolution agreement, governing the method by which we and JPMorgan Chase agree to resolve claims disputes. Each of these, along with any ancillary documents to the master policy agreement, were negotiated at arm's length, in the ordinary course of business and on similar terms to agreements executed with non-related parties. During the year ended December 31, 2014, we earned approximately $12.8 million of revenue, representing approximately 5.8% of our revenue for the period, under this master policy agreement.

BHC Act Agreement

        Because of The Goldman Sachs Group, Inc.'s status as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act, we are subject to certain restrictions on our activities imposed by The Goldman Sachs Group, Inc. that are intended to facilitate compliance with the BHC Act. In particular, The Goldman Sachs Group, Inc. has rights to conduct audits on, and access certain information of, us and has certain rights to review the policies and procedures that we implement to comply with the laws and regulations that relate to our activities. In addition, we are obligated to provide The Goldman Sachs Group, Inc. with notice of certain events and business activities and cooperate with The Goldman Sachs Group, Inc. to mitigate potential adverse consequences resulting therefrom. These restrictions remain in effect as long as the Federal Reserve deems us to be a subsidiary of The Goldman Sachs Group, Inc. under the BHC Act.

Wellington Investment Management Agreement

        On December 31, 2013, we entered into an investment management agreement with Wellington Management Company, LLP, or Wellington, an affiliate of one of our shareholders, pursuant to which Wellington was appointed as an investment adviser, operating within our stated investment guidelines, for an account representing a certain portion of our assets. Under the investment management agreement, Wellington receives annual fees at a rate of 15 basis points on the first $200 million, 12 basis points on the next $300 million and 9 basis points on any balance above $500 million, with a minimum annual fixed fee of $300,000 per year starting April 1, 2014. The investment management agreement is terminable upon 30 days' written notice by either party and was entered into in the ordinary course of business on similar terms to agreements executed with non-related parties.

 SECURITIES OWNERSHIP

        The following table sets forth information as of March 20, 2015 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors and nominees, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group.

        Except as indicated below, to our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person "beneficially owns," as determined by the rules of the SEC. The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

        As of March 20, 2015, there were a total of 92,661,118 common shares issued and outstanding. Except as noted below, the address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Name of Beneficial Owner	Shares Owned	Percentage
5% or more Shareholders:
PBRA (Cayman) Company and certain affiliates(1)	12,063,295	13.0%
Commonwealth Annuity and Life Reinsurance Company Limited(2)	6,084,060	6.6%
Soros Fund Management LLC(3)	5,981,279	6.5%
The Goldman Sachs Group, Inc.(4)	5,307,776	5.7%
PartnerRe Ltd.(5)	4,666,374	5.0%
RenaissanceRe Ventures Ltd.(6)	4,666,374	5.0%
Directors, Director Nominees and Executive Officers:
Mark A. Casale(7)	2,584,030	2.8%
Lawrence E. McAlee(8)	296,079	*
Adolfo F. Marzol(9)	315,533	*
Vijay Bhasin(10)	313,904	*
Mary Lourdes Gibbons(11)	283,767	*
William Spiegel(12)	12,072,319	13.0%
Robert Glanville(13)	12,072,319	13.0%
Allan Levine(14)	6,093,084	6.6%
Vipul Tandon(15)	5,990,303	6.5%
Aditya Dutt(16)	4,675,398	5.0%
Andrew Turnbull(17)	4,675,398	5.0%
Roy J. Kasmar(18)	10,870	*
Douglas J. Pauls(19)	8,485	*
All directors and executive officers as a group (14 persons)	37,394,307	40.4%

*
Represents beneficial ownership of less than 1%.

(1)
Information regarding beneficial ownership of our common shares by PBRA (Cayman) Company and certain related entities is included herein based on a Schedule 13D/A filed with the SEC on March 13, 2015, relating to such shares beneficially owned as of such date. All of such shares are held by Essent Intermediate, L.P. PBRA (Cayman) Company is the general partner of, and therefore may be deemed to have voting or dispositive power over the shares owned by, Essent Intermediate, L.P. PBRA (Cayman) Company disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein. The address for these entities is c/o Pine Brook Road Partners LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(2)
Information regarding beneficial ownership of our common shares by Commonwealth Annuity and Life Reinsurance Company Limited ("CWA Re") and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2015, relating to such shares beneficially owned as of December 31, 2014. CWA Re is a wholly owned subsidiary of Commonwealth Re Midco ("Midco"), which is a wholly owned subsidiary of Global Atlantic Financial Life Limited ("GAFL"), which is a wholly owned subsidiary of Global Atlantic Financial Group Limited ("GAFG"). By virtue of these relationships, GAFG, Midco, GAFL and certain other wholly owned intermediate holding companies may be deemed to beneficially own the shares held by CWA Re. The address for these entities is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda.

(3)
Information regarding beneficial ownership of our common shares by Soros Fund Management LLC ("SFC LLC"), George Soros and Robert Soros is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2015, relating to such shares beneficially owned as of December 31, 2014. Shares held for the account of Valorina LLC, a Delaware limited liability company ("Valorina"), which is wholly owned by and solely managed and controlled by Quantum Strategic Partners Ltd., a Cayman Islands exempted company ("QSP"). SFC LLC serves as principal investment manager to QSP. As such, SFM LLC has been granted investment discretion over portfolio investments, including these shares, held for the account of Valorina. George Soros, a U.S. citizen, serves as Chairman of SFM LLC and Robert Soros, a U.S. citizen (collectively with George Soros and SFM LLC, the "SFM Persons"), serves as President and Deputy Chairman of SFM LLC. The principal business address of each of the SFM Persons is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(4)
Information regarding beneficial ownership of our common shares by The Goldman Sachs Group Inc. ("Goldman Sachs") and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 17, 2015, relating to such shares beneficially owned as of December 31, 2014. Reflects shares beneficially owned by certain operating units (collectively, the "Goldman Sachs Reporting Units") of Goldman Sachs and its subsidiaries and affiliates (collectively, "GSG"), and does not reflect securities, if any, beneficially owned by any operating units of GSG whose ownership of securities is disaggregated from that of the Goldman Sachs Reporting Units. The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both, and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.

Goldman Sachs maintains an ownership interests in GAFG. Goldman Sachs does not have the power to vote, to direct the voting of, or to dispose, or to direct the disposition of, GAFG's indirectly held interests in the Company, and accordingly Goldman Sachs disclaims beneficial ownership of the Company's shares held indirectly by GAFG. See footnote 2 for an explanation of GAFG's holdings.

  The address for the Goldman Sachs Reporting Units is 200 West Street, New York, NY 10282.

(5)
Information regarding beneficial ownership of our common shares by PartnerRe Ltd ("PRE") and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 9, 2015, relating to such shares beneficially owned as of December 31, 2014. Shares held by PPF Holdings II Ltd. ("PPF II"), which is a wholly owned subsidiary of PRE. PartnerRe Principal Finance Inc. ("PPF"), a wholly owned subsidiary of the reporting person, acts as investment advisor for PPF II. By virtue of these relationships, PRE and PPF may be deemed to have voting and dispositive power over the shares held by PPF II. The address for these entities is Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda.

(6)
Information regarding beneficial ownership of our common shares by RenaissanceRe Ventures Ltd. ("RenaissanceRe Ventures") and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 17, 2015, relating to such shares beneficially owned as of December 31, 2014. RenaissanceRe Ventures is a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. ("ROIHL II"), which in turn is a wholly owned subsidiary of RenaissanceRe Holdings Ltd. ("RenaissanceRe"). By virtue of these relationships, RenaissanceRe and ROIHL II may be deemed to have voting and dispositive power over the shares held by RenaissanceRe Ventures. The address for these entities is 12 Crow Lane, Pembroke HM19, Bermuda.

(7)
The total shares held by Mr. Casale include (i) 937,500 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 248,685 restricted common shares subject to time-based vesting.

(8)
The total shares held by Mr. McAlee includes (i) 44,598 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 48,923 outstanding restricted common shares subject to time-based vesting.

(9)
Mr. Marzol retired on March 31, 2015, at which time all of his then outstanding and unvested restricted common shares terminated and were forfeited.

(10)
The total shares held by Mr. Bhasin includes (i) 44,598 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 50,819 outstanding restricted common shares subject to time-based vesting.

(11)
The total shares held by Ms. Gibbons includes (i) 44,598 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 48,923 restricted common shares subject to time-based vesting.

(12)
Represents (i) 9,024 shares beneficially owned by Mr. Spiegel (5,789 shares of which are restricted common shares), and (ii) 12,063,295 shares owned by Essent Intermediate, L.P. Mr. Spiegel, a director of PBRA (Cayman) Company, the general partner of Essent Intermediate, L.P., disclaims beneficial ownership of any shares held by Essent Intermediate, L.P. The address for Mr. Spiegel is c/o Pine Brook Road Partners LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(13)
Represents (i) 9,024 shares beneficially owned by Mr. Glanville (5,789 shares of which are restricted common shares), and (ii) 12,063,295 shares owned by Essent Intermediate, L.P. Mr. Glanville, a director of PBRA (Cayman) Company, the general partner of Essent Intermediate, L.P., disclaims beneficial ownership of any shares held by Essent Intermediate, L.P. The address for Mr. Glanville is c/o Pine Brook Road Partners LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(14)
Represents (i) 9,024 shares beneficially owned by Mr. Levine (5,789 shares of which are restricted common shares), and (ii) 6,084,060 shares owned by CWA Re. Mr. Levine, the chief executive officer and chairman of GAFG, the indirect parent of CWA Re, disclaims beneficial ownership of any shares held by CWA Re. The address for Mr. Levine is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda.

(15)
Represents (i) 9,024 shares beneficially owned by Mr. Tandon (5,789 shares of which are restricted common shares), and (ii) 5,981,279 shares beneficially owned by SFM LLC. Mr. Tandon, a managing director of SFM LLC, disclaims beneficial ownership of any shares held by SFM LLC. The address for Mr. Tandon is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(16)
Represents (i) 9,024 shares beneficially owned by Mr. Dutt (5,789 shares of which are restricted common shares), and (ii) 4,666,374 shares beneficially owned by RenaissanceRe Ventures. Mr. Dutt, the president of RenaissanceRe Ventures and a senior vice president of RenaissanceRe, the indirect parent of RenaissanceRe Ventures, disclaims beneficial ownership of any shares held by RenaissanceRe Ventures. The address for Mr. Dutt is 12 Crow Lane, Pembroke HM19, Bermuda.

(17)
Represents (i) 9,024 shares beneficially owned by Mr. Turnbull (5,789 shares of which are restricted common shares), and (ii) 4,666,374 shares beneficially owned by PPF II. Mr. Turnbull, the group strategy and business development officer of PRE, the indirect parent of PPF, disclaims beneficial ownership of any shares held by PPF II. The address for Mr. Turnbull is Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda.

(18)
Consists of (i) 1,444 shares held by Kazmar Co. LLC, and (ii) 9,426 shares beneficially owned by Mr. Kasmar (5,789 shares of which are restricted common shares). Mr. Kasmar is the sole member and the President of Kazmar Co. LLC and therefore may be deemed to have voting and dispositive power over the shares held by Kazmar Co. LLC.

(19)
Consists of 8,485 shares beneficially owned by Mr. Pauls (5,789 shares of which are restricted common shares).

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will elect three individuals to serve as Class I directors and hold office until our 2018 Annual General Meeting of Shareholders

        Nominees were recommended and approved for nomination by the corporate governance and nominating committee of our board of directors. The directors shall serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our board of directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.

        If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

        Each of Aditya Dutt, Roy J. Kasmar and Andrew Turnbull have been nominated to stand for election at the Annual Meeting to serve as a Class I director through the 2018 Annual General Meeting of Shareholder or until his successor is duly elected and qualified.

        We did not pay a fee to any third party to identify or evaluate any of the potential nominees. Please see the discussion under "Board of Directors" in this proxy statement for information concerning each of our nominees for director.

Required Vote and Recommendation

        Directors are elected by a majority of votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND REFERRAL OF THE DETERMINATION
OF THE AUDITIORS' COMPENSATION TO THE BOARD OF DIRECTORS

        Upon the recommendation of our audit committee, our board of directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2015 and until the 2016 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' compensation to our board of directors.

        In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our audit committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.

        Our audit committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the audit committee and its activities with PricewaterhouseCoopers LLP can be found under "Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee" in this proxy statement.

Required Vote and Recommendation

        Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our audit committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our audit committee retains the discretion to reconsider its re-appointment if the audit committee believes it necessary to do so in the best interest of us and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO SERVE FOR THE YEAR ENDED DECEMBER 31, 2015 AND UNTIL THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND THE REFERRAL OF THE DETERMINATION OF THE AUDITORS' COMPENSATION TO OUR BOARD OF DIRECTORS.

Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2014 are as follows:

	2013	2014
Audit Fees	$469,345	$749,500
Audit-Related Fees	$567,536	$275,251
Tax Fees	$202,334	$396,462
All Other Fees	$0	$0

        Audit Fees.    Audit fees for 2013 and 2014 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions

        Audit-Related Fees.    Audit related fees for 2013 and 2014 are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees", including services related to consultation on reporting matters. Audit-related fees for 2013 include professional services rendered in connection with our initial public offering and Form S-8 and other filings with the SEC in 2013. Audit-related fees for 2014 include professional services rendered in connection with our follow-on common share offering and other filings with the SEC in 2014 and an independent auditors report on service organization controls.

        Tax Fees.    Tax fees for 2013 and 2014 were for compliance, tax advice, and tax planning.

        All Other Fees.    There were no other fees paid for 2013 or 2014.

Pre-Approval of Services

        All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2013 and 2014 were pre-approved by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the audit committee in compliance with applicable SEC requirements.

        We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

        The audit committee of our board of directors assists our board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

        In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014 with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm's communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

        Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Audit Committee
Douglas J. Pauls, Chairman Aditya Dutt Robert Glanville Vipul Tandon Andrew Turnbull

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

 ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our board of directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2014 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements other than The Goldman Sachs Group, Inc., Messrs. Bhasin, McAlee and Weinstock, and Ms. Gibbons, each of whom filed a late Form 4 relating to one transaction.

Annual Report to Shareholders

        Our Annual Report on Form 10-K for the year ended December 31, 2014 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Other Business at the Annual Meeting

        Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

        Our financial statements for the year ended December 31, 2014 and the auditors' report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

Shareholder Proposals and Director Nominations for the 2016 Annual General Meeting of Shareholders

        Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2015 Annual General Meeting of Shareholders must be received by us no later than December 5, 2015 and must comply with the requirements of the proxy rules promulgated by the SEC.

        In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2016 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to January 7, 2016 nor later than February 6, 2016 or (B) in the event that the 2015 Annual Meeting of Shareholders is held prior to April 6, 2016 or after June 5, 2016, notice by the shareholder must be so received not earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

aNNUal GENERal mEETiNG Of shaREhOldERs Of EssENT GROUp lTd. may 6, 2015 impORTaNT NOTicE REGaRdiNG ThE availaBiliTY Of pROXY maTERials fOR ThE aNNUal GENERal mEETiNG Of shaREhOldERs TO BE hEld ON maY 6, 2015: The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors O Aditya Dutt Class I Director O Roy J. Kasmar Class I Director O Andrew Turnbull Class I Director 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2015 AND UNTIL THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2015 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. if no direction is made, this proxy will be voted fOR all NOmiNEEs in proposal 1 and fOR proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOmiNEEs: ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of diREcTORs aNd "fOR" pROpOsal 2. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20330000000000001000 8 050615 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Aditya Dutt Class I Director O Roy J. Kasmar Class I Director O Andrew Turnbull Class I Director 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2015 AND UNTIL THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2015 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. if no direction is made, this proxy will be voted fOR all NOmiNEEs in proposal 1 and fOR proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOhN smiTh 1234 maiN sTREET apT. 203 NEW YORK, NY 10038 NOmiNEEs: aNNUal GENERal mEETiNG Of shaREhOldERs Of EssENT GROUp lTd. may 6, 2015 iNTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TElEphONE - Call toll-free 1-800-pROXiEs (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN pERsON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. pROXY vOTiNG iNsTRUcTiONs Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of diREcTORs aNd "fOR" pROpOsal 2 . plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x ------------------ ---------------- 20330000000000001000 8 050615 cOmpaNY NUmBER accOUNT NUmBER impORTaNT NOTicE REGaRdiNG ThE availaBiliTY Of pROXY maTERials fOR ThE aNNUal GENRal mEETiNG Of shaREhOldERs TO BE hEld ON maY 6, 2015: The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ESSENT GROUP LTD. proxy for annual General meeting of shareholders on may 6, 2015 solicited on Behalf of the Board of directors The undersigned hereby appoints Mark A. Casale and Lawrence E. McAlee, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held May 6, 2015 at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.) 1.1